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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 22, 2000

                          McDERMOTT INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)



   Republic of Panama                  1-8430               72-0593134
(State or Other Jurisdiction        (Commission             (IRS Employer
   of Incorporation)                  File No.)             Identification No.)


        1450 Poydras Street
       New Orleans, Louisiana                                70112-6050
 (Address of Principal Executive Offices)                    (Zip Code)


Registrant's Telephone Number, Including Area Code: (504) 587-5400



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

         On February 22, 2000, McDermott International, Inc., a Panama corporation, announced that its wholly owned subsidiary, The Babcock & Wilcox Company ("B&W"), and certain of its subsidiaries, had on that day filed a voluntary petition in the U.S. Bankruptcy Court for the Eastern District of Louisiana in New Orleans (the "Bankruptcy Court") to reorganize under Chapter 11 of the U.S. Bankruptcy Code. B&W and these subsidiaries took this action as a means to determine and comprehensively resolve their asbestos products liability. Included in the filing are B&W and its subsidiaries Americon, Inc., Babcock & Wilcox Construction Co., Inc. and Diamond Power International, Inc.

         B&W's and its subsidiaries' businesses remain solvent and strong and they are committed to operating their businesses as normal, delivering products and services as usual and pursuing new contracts and growth opportunities. To ensure that it and its subsidiaries have the capital necessary to meet letter of credit and cash needs to continue to operate their businesses, B&W has obtained a commitment of up to $300 million in debtor-in-possession financing provided by Citibank, N.A. and Salomon Smith Barney, members of Citigroup.

         The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the press release attached hereto as Exhibit
99.1 and the Chapter 11 petition, motions and related pleadings and papers on file with the Bankruptcy Court.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

Exhibit Number

99.1     McDermott International, Inc. Press Release dated February 22, 2000.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         McDERMOTT INTERNATIONAL, INC.



                                         By: /s/ JOHN T. NESSER, III
                                             ----------------------------------
                                         Name:  John T. Nesser, III
                                         Title: Senior Vice President and
                                                General Counsel and
                                                Corporate Secretary


Date:    February  28, 2000




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                                 EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
99.1                McDermott International, Inc. Press Release dated February 22, 2000.